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                                   EXHIBIT 5.1

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP





                               November 12, 1998

XeTel Corporation
2105 Gracy Farms Lane
Austin, Texas  78758


                  Re: XeTel Corporation -- Registration Statement on Form S-8 for Offering of 2,412,100 Shares of Common Stock

Ladies and Gentlemen:

                  We have acted as counsel to XeTel Corporation, a Delaware corporation (the "Company") in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 2,412,100 shares of common stock and related stock options for issuance (the "Shares") under the Company's 1997 Stock Incentive Plan (the "Plan").

                  This opinion is being furnished to you in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the Plan and in accordance with the Registration Statement, or (b) duly authorized direct stock issuances in accordance with the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

                                Very truly yours,

                                /s/ Brobeck, Phleger & Harrison LLP

                                BROBECK, PHLEGER & HARRISON LLP